                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant



                  Subsidiary
-----------------------------------------------
SpeedFam -- IPEC Corporation...................  Wholly Owned -- Direct
SpeedFam -- IPEC Precision, Inc. ..............  Wholly Owned -- Indirect
SpeedFam -- IPEC Limited.......................  Wholly Owned -- Direct
SpeedFam -- IPEC GmbH..........................  Wholly Owned -- Direct
SpeedFam -- IPEC International Services........  Wholly Owned -- Indirect
SpeedFam -- IPEC Sales, Inc. ..................  Wholly Owned -- Indirect